As filed with the Securities and Exchange Commission on September 8, 2014

Registration No. 333-181309

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NATIONAL PENN BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	23-2215075
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

645 Hamilton Street, Suite 1100

Allentown, PA 18101

(800) 822-3321

(Address, including zip code, and telephone number

including area code, of registrant’s principal executive offices)

Scott V. Fainor

President and Chief Executive Officer

National Penn Bancshares, Inc.

645 Hamilton Street, Suite 1100

Allentown, PA 18101

(800) 822-3321

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Paul J. Jaskot, Esq.

David T. Mittelman, Esq.

Reed Smith LLP

1717 Arch Street

Philadelphia, PA 19103

(215) 851-8180

Fax: (215) 851-1420

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-3 (Registration No. 333-181309) (the “Registration Statement”) is being filed pursuant to Rule 462(d) of the Securities Act of 1933, as amended, solely to replace Exhibit 23.1 to the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

The list of exhibits is incorporated herein by reference to the Exhibit Index following the signature pages. That Exhibit Index is hereby incorporated by reference in this Item 16.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Allentown, Commonwealth of Pennsylvania, on this 8th day of August, 2014.

NATIONAL PENN BANCSHARES, INC. (Registrant)

By:	/s/ Scott V. Fainor
Scott V. Fainor President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Director	September 8, 2014
Thomas A. Beaver

/s/ Scott V. Fainor	Director, President and Chief Executive Officer (Principal Executive Officer)	September 8, 2014
Scott V. Fainor

*	Director	September 8, 2014
Jeffrey P. Feather

*	Director	September 8, 2014
Donna D. Holton

*	Director	September 8, 2014
Thomas L. Kennedy

*	Director	September 8, 2014
Patricia L. Langiotti

*	Director	September 8, 2014
Christian F. Martin IV

*	Director	September 8, 2014
Michael E. Martin

*	Director	September 8, 2014
Natalye Paquin

*	Director	September 8, 2014
R. Chadwick Paul Jr.

*	Director	September 8, 2014
C. Robert Roth

*	Director	September 8, 2014
Wayne R. Weidner

/s/ Michael J. Hughes	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 8, 2014
Michael J. Hughes

/s/ Stephen C. Lyons	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	September 8, 2014
Stephen C. Lyons

* By Scott V. Fainor pursuant to the power of attorney executed by the individuals above, which power of attorney was previously filed with the Securities and Exchange Commission.

By:	/s/ Scott V. Fainor
Scott V. Fainor Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

23.1	Consent of KPMG LLP, independent registered public accounting firm

24.1*	Power of Attorney

*	Previously filed.